UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2017

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51217, 001-36693	20-1920798
(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement

On July 7, 2017, Sears Holdings Corporation (the “Company”), Sears Roebuck Acceptance Corp. (“SRAC”) and Kmart Corporation (together with SRAC, the “Borrowers”) entered into a first amendment (the “Amendment”) to the Second Lien Credit Agreement, dated as of September 1, 2016 (as in effect prior to the Amendment, the “Credit Agreement”; the Credit Agreement, as Amended by the Amendment and as may be further amended, restated, modified or supplemented and in effect from time to time, the “Amended Credit Agreement”), among the Company, the Borrowers, the lenders from time to time party thereto and JPP, LLC, as administrative agent and collateral administrator (the “Agent”).

The Amendment, among other things, modifies the Credit Agreement to provide an uncommitted line of credit facility pursuant to which, subject to applicable borrowing base limitations, the Borrowers may from time to time borrow line of credit loans (“Line of Credit Loans”) in an aggregate principal amount not to exceed $500 million at any time outstanding from lenders that are or become party to the Amended Credit Agreement (the “Line of Credit Lenders”) on terms to be agreed. The Company expects to use proceeds from Line of Credit Loans for general corporate purposes.

The Line of Credit Loans will be secured on a pari passu basis with the Company’s existing obligations under the Credit Agreement, including the $300 million of term loans outstanding thereunder (the “Term Loan”), and its obligations under that certain Indenture, dated as of October 12, 2010, by and among the Company, the Company subsidiaries from time to time party thereto and Wilmington Trust, National Association, as successor collateral agent, pursuant to which the Company issued its 6 5/8% Senior Secured Notes due 2018 (the “Notes”). The collateral includes inventory, receivables and other related assets of the Company and its subsidiaries which are obligated on the Line of Credit Loans, the Term Loan and the Notes. The Company’s obligations under the Amended Credit Agreement are guaranteed by all domestic subsidiaries of the Company that guarantee the Company’s obligations under its existing revolving credit facility.

Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc. (“ESL”), which controls the Agent. ESL has indicated that it is considering participating in the credit facility as a Line of Credit Lender, but ESL is under no obligation to do so.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 above, which is incorporated herein by reference.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond its control, that may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons, including, without limitation, risks and uncertainties relating to the Credit Agreement. Additional information concerning other factors is contained in the Company’s most recent annual report on Form 10-K and subsequent filings with the SEC. The Company intends these forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise them as more information becomes available.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1 First Amendment to Second Lien Credit Agreement, dated as of July 7, 2017, between Sears Holdings Corporation, Sears Roebuck Acceptance Corp. and Kmart Corporation, the lenders party thereto, and JPP, LLC, as administrative agent and collateral administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: July 7, 2017	By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1 First Amendment to Second Lien Credit Agreement, dated as of July 7, 2017, between Sears Holdings Corporation, Sears Roebuck Acceptance Corp. and Kmart Corporation, the lenders party thereto, and JPP, LLC, as administrative agent and collateral administrator.